                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement "Agreement") is made and entered into as of April 24, 2001, by and between Endwave Corporation, a Delaware corporation (the "Company") and M/A-Com Tech, Inc., a Nevada corporation (the "Seller").

                                    Recitals

         A. The Company and the Seller have entered into that certain Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Seller will sell to the Company certain assets used exclusively in the Seller's broadband wireless access business, and Tyco Electronics Logistics AG (the "IP Seller") will sell to the company certain intellectual property assets related thereto (the "Acquired Assets"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

         B. In consideration for the sale of the Acquired Assets to the Company by the Seller, the Company has agreed to provide the Seller with certain registration rights as to the shares of the Company's common stock acquired by the Seller pursuant to the Purchase Agreement as more fully described herein.

                                    Agreement

         The parties, intending to be legally bound, agree as follows:

SECTION 1.     Registration

          1.1 Registrable Shares. As used in this Agreement, "Registrable Shares" means the shares of the Company's Common Stock issued to the Seller pursuant to the Purchase Agreement and any shares of the Company's Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization taking place after the Effective Date (as defined in the Purchase Agreement); provided, however, that Registrable Shares shall cease to be Registrable Shares when (i) a registration statement covering such Registrable Shares on Form S-3 shall have become effective under the Securities Act of 1933, as amended (the "1933 Act"), and such Registrable Shares shall have been disposed of in accordance with the Registration Statement, or (ii) such Registrable Shares may be transferred without restriction pursuant to paragraph (k) of Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144"). In the event the Seller should wish to sell shares pursuant to Rule 144 (other than pursuant to paragraph (k) thereof), the Seller shall provide any representation letters relating to such sale in usual and customary form as may be reasonably requested by the Company's counsel in order for the Company's counsel to render an opinion relating to such sale, as the case may be.

          1.2  Registration.

               (a) On October 17, 2001, barring any events or circumstances beyond the reasonable control of the Company, and in no event later than November 17, 2001, the Company

                                       1.

shall have previously prepared and shall file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Registrable Shares. The Company shall provide the Seller with a reasonable opportunity to review and approve the Registration Statement prior to filing. The Company shall use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after filing. The date the Registration Statement shall be declared effective by the SEC is referred to herein as the Effective Date.

          (b) The Seller shall furnish such information as the Company may reasonably request in connection with the preparation of the Registration Statement. Upon the effectiveness of the Registration Statement with the SEC, pursuant to the terms of this Agreement, the Registrable Shares may be sold in accordance with the Registration Statement under the 1933 Act. Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) the date on which all Registrable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement or (ii) eighteen months after the Effective Date, plus the amount of time, if any, that the Registration Statement may be suspended pursuant to Section 4.

SECTION 2. The Company's Obligations

     In connection with the Registration Statement referred to in Section 1.2, the Company shall:

     2.1 Registration Statement. Prepare and file with the SEC the Registration Statement with respect to the Registrable Shares and thereafter use commercially reasonable efforts to cause the Registration Statement to become and remain effective for the period set forth in Section 1.2.

     2.2 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period set forth in Section 1.2 and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the shares of the Company's Common Stock covered by the Registration Statement.

     2.3 Copies of Offering Documents. Furnish to the Seller such number of copies of the Registration Statement, prospectus, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, such documents incorporated by reference in the Registration Statement and such other documents as the Seller may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares.

     2.4 Misleading Prospectus. Promptly notify the Seller, at any time when a prospectus covered by the Registration Statement is required to be delivered under the 1933 Act, upon the Company's becoming aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and immediately thereafter use reasonable efforts to

                                       2.
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prepare and file with the SEC and furnish to the Seller such number of copies as the Seller may reasonably request of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

     2.5 Blue Sky Filings. Use its reasonable efforts to register and qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Seller, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     2.6 Listing of Shares with Nasdaq. Register and qualify the securities covered by the Registration Statement for inclusion for quotation on the Nasdaq National Market.

     2.7 Transfer Agent. Arrange for the Company's transfer agent and registrar to act as transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and provide a CUSIP number for all such Registrable Securities.

SECTION 3. The Seller's Obligations

     In connection with the registration statement referred to in Section 1.2, the Seller shall:

     3.1 Other Documents and Information. Complete, execute, acknowledge and/or deliver such questionnaires, custody agreements, underwriting agreements (if the registration is underwritten) and other documents, certificates and instruments as are reasonably required by and customarily provided to the Company or any underwriter(s) and are otherwise necessary in connection with the registration and offering. The Seller shall promptly provide to the Company such information concerning the Seller and its' ownership of the Company's securities, the intended method of distribution and such other information as may be required by applicable law, rule or regulation or as may be reasonably requested by the Company.

     3.2 Cessation of Offering. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4, immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such shares until the Seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4, and, if so directed by the Company, deliver to the Company all copies of the prospectus covering such Registrable Shares in the Seller's possession at the time of receipt of such notice.

     3.3 No Preliminary Prospectus. The Seller shall not and shall not permit any person or entity acting on Seller's behalf (other than an underwriter selected by the Company or approved by the Company) to offer any Registrable Shares by means of any preliminary prospectus.

SECTION 4. Limitations

                                       3.
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     4.1  Other Transactions. The Company shall not be obligated to effect a registration pursuant to Section 1, or to file any amendment or supplement thereto, and may suspend the Seller's rights to make sales pursuant to an effective registration pursuant to Section 1, at any time when the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto or (ii) be seriously detrimental to the Company and its stockholders, in which event (under clause (i) or (ii) above) the Company may defer filing of a registration statement (or suspend the Seller's rights to make sales pursuant to an effective registration pursuant to Section 1) for a period of not more than 60 days; provided, however, that the Company shall not utilize the right described in this Section 4.1 more than twice in any 12-month period.

SECTION 5. Expenses and Indemnification

     5.1 Certain Fees and Commissions. The Company shall pay its own legal and accounting fees and all printing fees in connection with the Registration Statement; and the reasonable fees and expenses of outside counsel to the Seller in connection with the Registration Statement. The Seller shall be responsible for payment of any and all underwriting discounts and commissions of underwriters or brokers incurred in connection with the offering and sale of the Registrable Shares, as the case may be.

     5.2 Other Expenses. The Company shall pay all registration and filing fees attributable to the Registrable Shares and the listing fee payable to the Nasdaq National Market.

     5.3 Indemnification. To the extent Registrable Shares are included in a registration statement under Section 1:

          (a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Seller and its affiliates, successors and assigns, any underwriter (as defined in the 1933 Act) for the Seller, and each person, if any, who controls the Seller or such underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any losses, claims, damages, liabilities or actions to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus (to the extent not prohibited by Section 3.3) or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and the Company will reimburse the Seller and its affiliates, successors and assigns, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification and other rights provided for in this Section 5.3(a) for the Seller shall not apply (i) to any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary

                                       4.
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prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information furnished for use in connection with such registration by the Seller or (ii) if the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares which are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Shares to such person because of the failure of the Seller to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Seller, underwriter or controlling person and shall survive the transfer of the Registrable Shares by the Seller.

          (b) Indemnification by the Seller. To the extent permitted by law, the Seller will indemnify and hold harmless the Company, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933
Act) with respect to the Registrable Shares, and each person, if any, who controls the Company or any such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by the Seller for use in such registration by the Seller, or (ii) the failure of the Seller at or prior to the written confirmation of the sale of Registrable Shares to send or arrange delivery of a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) to the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares which is the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). The Seller will reimburse the Company and each such officer or director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such officer, director, underwriter or controlling person and shall survive the transfer of the Registrable Shares by the Seller.

     5.4 Indemnification Procedures. Promptly after receipt by a person who may be entitled to indemnification under Section 5 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under Section 5, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under Section 5 (an "indemnifying party"), deliver to the indemnifying party a written notice of the commencement

                                       5.
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thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in
Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice.

SECTION 6. Other Provisions

     6.1 Governing Law; Venue; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles. Any disputes under this Agreement shall be brought exclusively in the courts of the United States, and, specifically such federal and state courts located in the States of California and Florida, and the Company and the Seller consent to and hereby submit to the personal jurisdiction and venue of these courts.

     6.2 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     6.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered (by hand) or
(b) the first business day after sent by registered mail, by courier or express delivery service or by facsimile, in any case to the address or facsimile telephone number set forth in Section 6.5 of the Purchase Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto.

     6.4 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                                       6.
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     6.5  Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     6.6 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. The Seller may not assign the Seller's rights under this Agreement without the express prior written consent of the Company; provided, however, that the Seller may freely assign its rights under this Agreement to an affiliate of the Seller. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of the Seller; the Company; and the respective successors and assigns, if any, of the foregoing.

     6.7  Waiver.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     6.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the Company and the Seller.

     6.9 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     6.10 Parties in Interest. Except for the provisions of Section 5, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective affiliates, successors and assigns, if any, and other persons described herein.

     6.11 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

                                       7.
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     6.12  Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                          [Signature page to follow]

                                       8.
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         This Registration Rights Agreement has been executed and delivered as of the date first stated above.

                                           Endwave Corporation,
                                           A Delaware corporation



                                           By: /s/ Edward A. Keible, Jr.
                                               --------------------------------

                                           Title: President and C.E.O.
                                                 ------------------------------

                                           M/A-Com Tech, Inc.,
                                           a Nevada corporation


                                           By: /s/ Scott Stevenson
                                               --------------------------------

                                           Title: V.P.
                                                  -----------------------------


                SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT